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                                                                   EXHIBIT 10.62

                                      FIFTH
                                    AMENDMENT
                                 TO THE KEYCORP
                       EXECUTIVE SUPPLEMENTAL PENSION PLAN

      WHEREAS, KeyCorp has established the KeyCorp Executive Supplemental Pension Plan (the "Plan"), and

      WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation Committee to permit amendments to the Plan, and

      WHEREAS, on March 18, 2004 the Compensation Committee of the Board of Directors of KeyCorp determined it desirable to amend the Plan and accordingly authorized the execution of this Fifth Amendment,

      NOW, THEREFORE, pursuant to such action of the Compensation Committee, the Plan is hereby amended as follows:

      1. Article II, Section 2.1(n) is amended to delete it in its entirety and to substitute therefore the following:

            "(n) "INCENTIVE COMPENSATION AWARD" for any Plan year shall collectively mean the short term incentive compensation award (whether in cash or common shares of the Corporation, and whether paid or deferred, or a combination of both) and the long term incentive compensation award (whether in cash or common shares of the Corporation, and whether paid or deferred, or a combination of both) (if any) granted to a Employee under an Incentive Compensation Plan, as follows:

            - An incentive compensation award granted under the KeyCorp Annual Incentive Plan, the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Management Incentive Compensation Plan, and/or such other Employer-sponsored line of business Incentive Compensation Plan which shall constitute an incentive compensation award for the year in which the award is earned (without regard to the actual time of payment).

            - An incentive compensation award granted under the KeyCorp Long Term Incentive Compensation Plan ("LTIC Plan") with respect to any multi-year performance period, which shall be deemed to be for the last year of the multi-year period without regard to the actual time of payment of the award. Accordingly, an incentive compensation award granted under the LTIC Plan with respect to the three-year performance period of 1993, 1994, and 1995 will be deemed to be for 1995 (without regard to the actual time of payment), and the entire Incentive Compensation award under the LTIC Plan for that performance period will be a LTIC Plan award for the year 1995.

            - An incentive compensation award granted under the KeyCorp Long Term Incentive Plan ("Long Term Plan") with respect to any multi-year period which shall be deemed to be for the last year of the multi-year performance period and for the year immediately following such year (without regard to the actual time of payment). Accordingly, an award granted under the Long Term Plan with respect to the four-year performance period of 1998, 1999, 2000, and 2001 shall be deemed to be for the years 2001 and 2002, with one-half the award allocated to the year 2001, and one-half the award allocated to the year 2002.

            - An incentive compensation award granted in the form of restricted stock under the KeyCorp Amended and Restated 1991 Equity Compensation Plan with respect to any multi-year period (but specifically excluding those awards applicable to the 2002-2003 multi-year period), which shall be deemed to be for the year in which the award (grant) is made to the Participant; provided, however, that only those shares of restricted stock that have vested as of the Participant's termination date shall be utilized for purposes of determining the Participant's incentive compensation award. The fair market value of such shares as of the date of the restricted stock grant multiplied by the number of vested

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                  shares as of the Participant's termination date shall
                  determine the value of such incentive compensation award for purposes of calculating the Participant's Supplemental Pension Benefit under the provisions of Article III of the Plan.

            - Notwithstanding the foregoing, however, if at the time of the Participant's termination date, the Participant maintains shares of not forfeited restricted stock and such restricted stock later vests in conjunction with the passage of time or with the Corporation's attainment of certain performance criteria, or otherwise, then as of such vesting date(s), the Participant's Monthly Supplemental Pension Benefit shall be recalculated to include such newly vested shares for purposes of determining the value of the Participant's incentive compensation award(s) in accordance with Article III of the Plan."

      2. ARTICLE II, SECTION 2.1(o) is amended to delete it in its entirety and to substitute therefore the following:

            "(o) "INCENTIVE COMPENSATION PLAN" shall mean the KeyCorp Management Incentive Compensation Plan, the KeyCorp Annual Incentive Plan, the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Long Term Incentive Compensation Plan, the KeyCorp Long Term Incentive Plan, the KeyCorp Amended and Restated 1991 Equity Compensation Plan, and/or such other Employer or KeyCorp sponsored incentive compensation plan that KeyCorp in its sole discretion determines constitutes an "Incentive Compensation Plan" for purposes of this
            Section 2.1(o), as may be amended from time to time."

      3.    ARTICLE II, SECTION 2.1(w) shall be added to the provisions of
Article II to include the term "Harmful Activity" as a new definition to the Plan as follows:

            "(w) "HARMFUL ACTIVITY" shall have occurred if the Participant shall do any one or more of the following:

            (i) Use, publish, sell, trade or otherwise disclose Non-Public Information of KeyCorp unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to KeyCorp.

            (ii) After notice from KeyCorp, fail to return to KeyCorp any document, data, or thing in his or her possession or to which the Participant has access that may involve Non-Public Information of KeyCorp.

            (iii) After notice from KeyCorp, fail to assign to KeyCorp all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property.

            (iv) After notice from KeyCorp, fail to agree to do any acts and sign any document reasonably requested by KeyCorp to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, the signing of patent applications and assignments thereof.

            (v) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, solicit or entice for employment or hire any KeyCorp employee.

            (vi) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, call upon, solicit, or do business with (other than business which does not compete with any business conducted by KeyCorp) any KeyCorp customer the Participant called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while the Participant was employed at KeyCorp unless such prohibited activity was inadvertent, done in good faith, and did not involve a

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                  customer whom the Participant should have reasonably known was a customer of KeyCorp.

            (vii) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, after notice from KeyCorp, continue to engage in any business activity in competition with KeyCorp in the same or a closely related activity that the Participant was engaged in for KeyCorp during the one year period prior to the termination of the Participant's employment.

            For purposes of this Section 2.1(w) the term:

            "INTELLECTUAL PROPERTY" shall mean any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing relating to KeyCorp or any of its businesses.

            "NON-PUBLIC INFORMATION" shall mean, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as KeyCorp, and that of its customers or suppliers, and that are not generally known by the public.

            "KEYCORP" shall include KeyCorp, its subsidiaries, and its affiliates."

      4.    Article III of the Plan shall be amended to include a new Section
3.5 Supplemental Pension Benefit Recalculation as a Result of Harmful Activity as follows:

            "3.5 SUPPLEMENTAL PENSION BENEFIT RECALCULATION AS A RESULT OF HARMFUL ACTIVITY. Notwithstanding the foregoing provisions of
            Section 2.1(n) of the Plan and this Article III, the Corporation reserves the right at all times to recalculate a Participant's Supplemental Pension Benefit, if it is determined that within six months of the Participant's termination date the Participant has engaged in any Harmful Activity, as that term is defined in accordance with Section 2.1(w) of the Plan, which results in the forfeiture of all or any portion of the Participant's restricted share award(s) under the KeyCorp Amended and Restated 1991 Equity Compensation Plan. Such recalculation shall relate back to the Participant's original date of termination, and any Supplemental Pension Benefit payment paid to the Participant in excess of such recalculated Supplemental Pension Benefit amount shall be offset against any future Supplemental Pension Benefit payments to be paid to the Participant."

      5. Except as otherwise amended herein, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, KeyCorp has caused this Fifth Amendment to the Plan to be executed by its duly authorized officer to be effective as of the 18th day of March, 2004.

                                                KEYCORP

                                                By: /s/ Thomas E. Helfrich
                                                    ---------------------------
                                                Title: Executive Vice President